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                                                                     EXHIBIT 3.2

                                     Bylaws


                                       OF


                                   KANI, INC.

                            a California Corporation

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I
                           OFFICES...........................................  1
         Section 1.        PRINCIPAL OFFICE..................................  1
         Section 2.        OTHER OFFICES.....................................  1

ARTICLE II
                           DIRECTORS - MANAGEMENT............................  1
         Section 1.        RESPONSIBILITY OF BOARD OF DIRECTORS..............  1
         Section 2.        STANDARD OF CARE..................................  1
         Section 3.        NUMBER AND QUALIFICATION OF DIRECTORS.............  2
         Section 4.        ELECTION AND TERM OF OFFICE OF DIRECTORS..........  2
         Section 5.        VACANCIES.........................................  2
         Section 6.        REMOVAL OF DIRECTORS..............................  3
         Section 7.        NOTICE, PLACE AND MANNER OF MEETINGS..............  3
         Section 8.        ANNUAL MEETINGS...................................  3
         Section 9.        SPECIAL MEETINGS - NOTICES - WAIVERS..............  3
         Section 10.       ACTION WITHOUT A MEETING BY WRITTEN
                           CONSENT...........................................  4
         Section 11.       QUORUM............................................  4
         Section 12.       VOTING............................................  4
         Section 13.       NOTICE OF ADJOURNMENT.............................  5
         Section 14.       COMPENSATION OF DIRECTORS.........................  5
         Section 15.       COMMITTEES........................................  5
         Section 16.       ADVISORY DIRECTORS................................  5

ARTICLE III
                           OFFICERS..........................................  5
         Section 1.        OFFICERS..........................................  5
         Section 2.        ELECTION..........................................  5
         Section 3.        SUBORDINATE OFFICERS, ETC.........................  6
         Section 4.        REMOVAL AND RESIGNATION OF OFFICERS...............  6
         Section 5.        VACANCIES.........................................  6
         Section 6.        CHAIRMAN OF THE BOARD.............................  6
         Section 7.        PRESIDENT.........................................  6
         Section 8.        CHIEF EXECUTIVE OFFICER...........................  6
         Section 9.        VICE PRESIDENTS...................................  7
         Section 10.       SECRETARY.........................................  7
         Section 11.       CHIEF FINANCIAL OFFICER...........................  7

ARTICLE IV

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                           SHAREHOLDERS' MEETINGS............................. 8
         Section 1.        PLACE OF MEETINGS.................................  8
         Section 2.        ANNUAL MEETINGS...................................  8
         Section 3.        SPECIAL MEETINGS..................................  8
         Section 4.        NOTICE OF MEETINGS - REPORTS......................  8
         Section 5.        WAIVER OF NOTICE OR CONSENT BY ABSENT
                           SHAREHOLDER.......................................  9
         Section 6.        SHAREHOLDERS ACTING WITHOUT A MEETING-
                           ELECTION OF DIRECTORS............................. 10
         Section 7.        OTHER ACTIONS WITHOUT A MEETING................... 10
         Section 8.        QUORUM............................................ 10
         Section 9.        VOTING............................................ 11
         Section 10.       PROXIES........................................... 12
         Section 11.       ORGANIZATION...................................... 12
         Section 12.       INSPECTORS OF ELECTION............................ 12

ARTICLE V
                           CERTIFICATES AND TRANSFER OF SHARES............... 12
         Section 1.        CERTIFICATES FOR SHARES........................... 12
         Section 2.        TRANSFER ON THE BOOKS............................. 13
         Section 3.        LOST OR DESTROYED CERTIFICATES.................... 13
         Section 4.        TRANSFER AGENTS AND REGISTRARS.................... 13
         Section 5.        CLOSING STOCK TRANSFER BOOKS - RECORD
                           DATE.............................................. 13
         Section 6.        LEGEND CONDITION.................................. 14

ARTICLE VI
                           RECORDS - REPORTS - INSPECTION.................... 14
         Section 1.        RECORDS........................................... 14
         Section 2.        INSPECTION OF BOOKS AND RECORDS................... 14
         Section 3.        CERTIFICATION AND INSPECTION OF BYLAWS............ 14

ARTICLE VII
                           GENERAL MATTERS................................... 14
         Section 1.        CHECKS, DRAFTS, ETC............................... 14
         Section 2.        CONTRACTS, ETC. -- HOW EXECUTED................... 14

ARTICLE VIII
                           ANNUAL REPORTS.................................... 15
         Section 1.        WAIVER OF ANNUAL REPORTS TO SHAREHOLDER........... 15

ARTICLE IX
                           AMENDMENTS TO BYLAWS.............................. 15
         Section 1.        AMENDMENTS........................................ 15

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         Section 2.        RECORD OF AMENDMENTS.............................. 15

ARTICLE X
                           CORPORATE SEAL.................................... 16

ARTICLE XI
                           INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS........................ 16
         Section 1.        AGENTS, PROCEEDINGS, AND EXPENSES................. 16
         Section 2.        ACTIONS OTHER THAN BY THE CORPORATION............. 16
         Section 3.        ACTIONS BY THE CORPORATION........................ 16
         Section 4.        SUCCESSFUL DEFENSE BY AGENT....................... 17
         Section 5.        REQUIRED APPROVAL................................. 17
         Section 6.        ADVANCE OF EXPENSES............................... 18
         Section 7.        OTHER RIGHTS AUTHORIZED........................... 18
         Section 8.        LIMITATIONS....................................... 18
         Section 9.        INSURANCE......................................... 18
         Section 10.       FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT
                           PLAN.............................................. 18
         Section 11.       RIGHT TO INDEMNITY CONTINUES...................... 19

ARTICLE XII
                           MISCELLANEOUS..................................... 19
         Section 1.        REPRESENTATION OF SHARES IN OTHER
                           CORPORATIONS...................................... 19
         Section 2.        SUBSIDIARY CORPORATIONS........................... 19
         Section 3.        ACCOUNTING YEAR................................... 19


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                                     Bylaws

                                       OF

                                   KANI, INC.
                            a California corporation


                                    ARTICLE I
                                     OFFICES

                  Section 1. PRINCIPAL OFFICE. The principal office for the transaction of business of the corporation is hereby fixed and located at 228 Manhattan Beach Blvd., Suite 200, Manhattan Beach, CA 90266.

                  The location may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places, either within or outside California, as the Board of Directors may from time to time designate.

                  Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II
                             DIRECTORS - MANAGEMENT

                  Section 1. RESPONSIBILITY OF BOARD OF DIRECTORS. Subject to the provisions of the General Corporation Law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the Shareholders, as that term is defined in Section 153 of the California Corporations Code (hereafter "Code"), or by the outstanding shares, as that term is defined in Section 152 of the Code, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors (hereafter the "Board"). The Board may delegate the management of the day-to-day operations of the business of the corporation to a person or persons, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

                  Section 2. STANDARD OF CARE. Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

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                  Section 3. NUMBER AND QUALIFICATION OF DIRECTORS. The number of Directors of the corporation shall not be less than four (4) nor more than nine (9) provided, however, that (i) before shares are issued, the number may be one, (ii) before shares are issued, the number may be two, (iii) so long as the corporation has only one shareholder, the number may be one, (iv) so long as the corporation has only one shareholder, the number may be two, and (v) so long as the corporation has only two Shareholders, the number may be two. The exact number of Directors shall be six (6) until changed by amending this Section 3, duly adopted by the Board of Directors or by the Shareholders. The indefinite number of Directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw, duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number and minimum number of Directors to a number less than five (5), cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized Directors to a number greater than two times the stated minimum of Directors minus one. Directors need not be Shareholders.

                  No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

                  Section 4. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

                  Section 5. VACANCIES. Vacancies in the Board may be filled at a meeting by a majority of the remaining Directors, though less than a quorum, by the unanimous written consent of the Directors then in office or by a sole remaining Director, except that a vacancy created by the removal of a director by the vote or written consent of the Shareholders or by court order may be filled only by (i) the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or (ii) the written consent of holders of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified.

                  A vacancy or vacancies in the Board shall exist (i) in the event of the death, resignation, or removal of any Director; (ii) if the Board by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony; (iii) if the authorized number of Directors is increased; or (iv) if the

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Shareholders fail, at any meeting of Shareholders at which any Director or
Directors are elected, to elect the number of Directors to be voted for at that meeting.

                  The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

                  Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

                  Section 6. REMOVAL OF DIRECTORS. The entire Board or any individual Director may be removed from office as provided by Sections 303 and 304 of the Code. Any such vacancy or vacancies thereby created shall be filled by a majority vote of the Directors, provided, however, if there are no Directors remaining in office, then by a majority vote of the shares entitled to vote represented at a special meeting at which a quorum is present, or, by the written consent of holders of a majority of the outstanding shares entitled to vote.

                  Section 7. NOTICE, PLACE AND MANNER OF MEETINGS. Meetings of the Board may be called by the Chairman of the Board, or the President, or the Secretary, or any two (2) Directors and shall be held at the principal office of the corporation, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board or any committee thereof, shall be maintained by the Secretary or other Officer designated for that purpose.

                  Section 8. ANNUAL MEETINGS. The annual meeting of the Board shall be held immediately following the adjournment of the annual meeting of the Shareholders.

                  Section 9. SPECIAL MEETINGS - NOTICES - WAIVERS. Special meetings of the Board may be called at any time by the President or, if he or she is absent, unable, or refuses to act, the Chief Executive Officer, the Chief Operating Officer or the Secretary or by any two (2) Directors, or by one (1) Director if only one is provided.

                  At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is

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mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal office of the corporation is located at least four
(4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director.

                  Notice of meeting need not be given to a Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director. All such waivers, consents and approvals shall be filed with the corporate records or made apart of the minutes of the meetings.

                  Section 10. ACTION WITHOUT A MEETING BY WRITTEN CONSENT. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board individually or collectively consent in writing to that action. Any action by written consent shall have the same effect as a unanimous vote of the Board. All such written consents shall be filed with the minutes of the proceedings of the Board.

                  Section 11. QUORUM. A majority of the number of Directors as fixed by these Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

                  Section 12. VOTING. The action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute.

                  Any action pertaining to a transaction involving the Corporation in which any parent or subsidiary of the Corporation, any Director or officer of the Corporation or any affiliate of any of the foregoing persons has an interest shall be approved in specific as to any isolated transaction or in general as to any series of similar transactions by a majority of unaffiliated directors (directors who are independent of the Company, and its parent and their affiliates) who are not affiliates of such interested party, even if the non-interested unaffiliated directors constitute less than a quorum. In approving any such transaction or series of transactions the no-interested directors must determine that the transaction as contemplated is fair as to the Corporation and its Shareholders at the time it is authorized, approved or ratified.


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                  Section 13. NOTICE OF ADJOURNMENT. Notice of the time and
place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four
(24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

                  Section 14. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                  Section 15. COMMITTEES. Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two (2) or more members of the Board, and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board, except those powers expressly made non-delegable by Section 311 of the Code.

                  Section 16. ADVISORY DIRECTORS. The Board may, from time to time, elect up to three persons to be Advisory Directors who shall not by such appointment be members of the Board or have voting power. Advisory Directors shall be available from time to time to perform special assignments specified by the Board, to attend meetings of the Board upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board. If no period is prescribed, the title shall be held at the pleasure of the Board. Such Advisory members may receive such compensation as the Board may determine.

                                   ARTICLE III
                                    OFFICERS

                  Section 1. OFFICERS. The Officers of the corporation shall be a Chairman of the Board, a President, a Chief Executive Officer, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person.

                  Section 2. ELECTION. The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be elected annually by the Board, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or a successor shall be elected and qualified.


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                  Section 3. SUBORDINATE OFFICERS, ETC. The Board may appoint or may empower the President or the Chief Executive Officer to appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

                  Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board, at any regular or special meeting of the Board, or, except in case of an Officer chosen by the Board, by any Officer upon whom such power of removal may be conferred by the Board.

                  Any Officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Officer is a party.

                  Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to that office.

                  Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board or prescribed by these Bylaws.

                  Section 7. PRESIDENT. The President shall, subject to the control of the Board, have general supervision, direction and control of the business and Officers of the corporation. He or she shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

                  Section 8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer in the absence of the President, or in the event of such officer's death, disability or refusal to act, shall perform the duties of the President and when so acting, shall have all powers and be subject to all restrictions upon the President. The Chief Executive Officer shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board.


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                  Section 9. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these bylaws, the president or the Chairman of the Board.

                  Section 10. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

                  The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

                  The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board required by these Bylaws or by law to be given. He or she shall keep, or cause to be kept, the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

                  Section 11. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any Director.

                  This Officer or his designee shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. He or she shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.


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                                   ARTICLE IV
                             SHAREHOLDERS' MEETINGS

                  Section 1. PLACE OF MEETINGS. All meetings of the Shareholders shall be held at the principal office of the corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board.

                  Section 2. ANNUAL MEETINGS. The annual meeting of the Shareholders shall be held, each year, on such date and at such time as is determined by the Board.

                  At the annual meeting, the Shareholders shall elect a Board, consider reports of the affairs of the corporation and transact such other business as may be properly brought before said meeting.

                  Section 3. SPECIAL MEETINGS. Special meetings of the Shareholders may be called at any time by the Board, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation. Except as provided hereafter, notice shall be given as for the annual meeting.

                  Upon receipt of a written request addressed to the Chairman, President or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given, to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the Superior Court as provided in Section 305(c) of the Code.

                  Section 4. NOTICE OF MEETINGS - REPORTS. Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.

                  Such notices or any reports shall be given personally or by mail or other means of written communication as provided in Section 601 of the Code and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of notice, and in the absence thereof, as provided in said Section 601.


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                  Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (i) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (ii) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

                  If a Shareholder supplied no address, notice shall be deemed to have been given if mailed to the place where the principal office of the corporation, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

                  Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

                  When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting, provided, however, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

         If the Board of Directors does not so fix a record date:

                  (a) the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

                  (b) the record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

                  Section 5. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDER. The transactions of any meeting of Shareholders, however called and noticed, shall be as valid as though said transactions occurred at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed

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
with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in Section 601(e) of the Code.

                  Section 6. SHAREHOLDERS ACTING WITHOUT A MEETING- ELECTION OF DIRECTORS. Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation, provided, further, that while ordinarily Directors can only be elected by unanimous written consent under Section 603(d) of the Code, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

                  Section 7. OTHER ACTIONS WITHOUT A MEETING. Unless otherwise provided in the Code, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                  Unless the consents of all Shareholders entitled to vote have been solicited in writing,

                             (1) Notice of any Shareholder approval pursuant to Sections 310, 317, 1201 or 2007 of the Code without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and

                             (2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

                  Any Shareholder giving a written consent, or the Shareholder's proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

                  Section 8. QUORUM. The holders of a majority of the shares entitled to vote, whether present in person, or represented by proxy, shall constitute a quorum at all

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
meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation of the corporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

                  If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

                  Section 9. VOTING. Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

                  Provided that prior to the voting at a meeting, a candidate's name has been placed in nomination and one or more Shareholders has given notice at the meeting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit may cumulate their votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit. If any one shareholder has given such notice, all Shareholders may cumulate their votes for candidates in nomination.

                  The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

                  The Board may fix a time in the future not exceeding thirty
(30) days nor less than ten (10) preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board may close the books of the corporation against transfers of shares during the whole or any part of such period.

                  Section 10. PROXIES. Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of Sections 604 and 705 of the Code and filed with the Secretary of the corporation.

                  Section 11. ORGANIZATION. The President, or in the absence of the President, the Chief Executive Officer, shall call the meeting of the Shareholders to order, and shall act as chairman of the meeting. In the absence of the President and the Chief Executive Officer, Shareholders shall appoint a chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

                  Section 12. INSPECTORS OF ELECTION. In advance of any meeting of Shareholders the Board may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any Shareholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.

                  The Inspectors of Elections shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

                                    ARTICLE V
                       CERTIFICATES AND TRANSFER OF SHARES

                  Section 1. CERTIFICATES FOR SHARES. Certificates for shares shall be of such form and device as the Board may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

                  All certificates shall be signed in the name of the corporation by either of the Chairman of the Board, President or Chief Executive Officer and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder.

                  Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issue.

                  Section 2. TRANSFER ON THE BOOKS. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 3. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

                  Section 4. TRANSFER AGENTS AND REGISTRARS. The Board may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board may designate.

                  Section 5. CLOSING STOCK TRANSFER BOOKS - RECORD DATE. In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

                  The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

                  Section 6. LEGEND CONDITION. In the event any shares of the corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make said legend appear on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

                                   ARTICLE VI
                         RECORDS - REPORTS - INSPECTION

                  Section 1. RECORDS. The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal office in the State of California, as fixed by the Board from time to time.

                  Section 2. INSPECTION OF BOOKS AND RECORDS. All books and records provided for in Section 1500 of the Code shall be open to inspection by the Directors and Shareholders from time to time and in the manner provided in
Section 1600 through 1602, inclusive, of the Code.

                  Section 3. CERTIFICATION AND INSPECTION OF BYLAWS. The original or a copy of these Bylaws, as amended from time to time, certified by the Secretary, shall be kept at the corporation's principal office and shall be open to inspection by the Shareholders of the corporation at all reasonable times during office hours.

                                   ARTICLE VII
                                 GENERAL MATTERS


                  Section 1. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board.

                  Section 2. CONTRACTS, ETC. -- HOW EXECUTED. The Board, except as otherwise provided by these Bylaws, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Section 313 of the Code.

                                  ARTICLE VIII
                                 ANNUAL REPORTS

         Section 1. WAIVER OF ANNUAL REPORTS TO SHAREHOLDER. The Board shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. Such report shall be sent to the Shareholders at least fifteen (15) (or, if sent by third-class mail, thirty-five (35)) days prior to the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Article IV, Section 2.4 of these Bylaws for giving notice to Shareholders of the corporation.

         The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

         The annual report to Shareholders referred to in Section 1501 of the Code is expressly waived so long as the corporation shall have less than one hundred (100) Shareholders. However, nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to the Shareholders of the corporation as they consider appropriate.

                                   ARTICLE IX
                              AMENDMENTS TO BYLAWS

         Section 1. AMENDMENTS. After initial Bylaws of the corporation shall have been adopted by the incorporator or incorporators of the corporation, the Bylaws may be amended or repealed or new Bylaws may be adopted by a majority of the outstanding shares entitled to vote or by the Board; provided, however, that the Board shall have no control over any Bylaw which changes the authorized number of Directors of the corporation; provided, further, than any control over the Bylaws herein vested in the Board shall be subject to the authority of the aforesaid Shareholders to amend or repeal the Bylaws or to adopt new Bylaws; and provided further than any Bylaw amendment or new Bylaw which changes the minimum number of Directors to fewer than five (5) shall require authorization by the greater proportion of voting power of the Shareholders as hereinbefore set forth.

         Section 2. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                    ARTICLE X
                                 CORPORATE SEAL

         The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word "California".

                                   ARTICLE XI
                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

         Section 1. AGENTS, PROCEEDINGS, AND EXPENSES. For the purposes of this Article, "agent" means any person who is or was a Director, Officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a Director, Officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article.

         Section 2. ACTIONS OTHER THAN BY THE CORPORATION. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the persons' conduct was unlawful.

         Section 3. ACTIONS BY THE CORPORATION. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation. No indemnification shall be made under this
Section 3 for any of the following:

             (a) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation and its Shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

             (b) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

             (c) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

         Section 4. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

         Section 5. REQUIRED APPROVAL. Except as provided in Section 4 of this Article, any indemnification under this Article shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article; by any of the following:

             (a) A majority vote of a quorum consisting of Directors who are not parties to such proceeding; or

             (b) If such a quorum of Directors is not obtainable, by independent legal counsel in a written opinion; or

             (c) Approval of the Shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon. For the purposes of this subsection, "approval of the Shareholders" means approved or ratified by the affirmative vote of a majority of the shares of the corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively shall also constitute at least a majority of the required quorum) or by the written consent signed by the holders of a majority of the outstanding shares entitled to vote, which written consent shall be procedurally procured in the manner provided by law; or

             (d) The court in which the proceeding is or was pending upon application made by the corporation or the agent of the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by the corporation.

         Section 6. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of the proceedings on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

         Section 7. OTHER RIGHTS AUTHORIZED. The indemnification provided by this Article shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of Shareholders, or vote of disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of incorporation of the corporation. Nothing contained in this Section shall affect any right to indemnification to which persons other than Directors and officers of the corporation or any subsidiary hereof may be entitled by contract or otherwise.

         Section 8. LIMITATIONS. No indemnification or advance shall be made under this Article, except as provided in Section 4 or Section 5(c), in any circumstance where it appears:

             (a) That it would be inconsistent with a provision of the articles, by-laws, a resolution of the Shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

             (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         Section 9. INSURANCE. Upon and in the event of a determination by the Board of Directors of the corporation to purchase such insurance, the corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under the provisions of this Section .

         Section 10. FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.

         Section 11. RIGHT TO INDEMNITY CONTINUES. The rights to indemnity provided for in this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

                                   ARTICLE XII
                                  MISCELLANEOUS

         Section 1. REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Shares of other corporations standing in the name of the corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

         Section 2. SUBSIDIARY CORPORATIONS. Shares of the corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one or more subsidiaries.

         Section 3. ACCOUNTING YEAR. The accounting year of the corporation shall be a calendar year unless otherwise fixed by resolution of the Board.

CERTIFICATE BY INCORPORATOR

         I, the undersigned, do hereby certify:

         That I am the Incorporator of that the foregoing Bylaws, constitute the Bylaws of said corporation as duly adopted by action of the Incorporator of the corporation on September 30, 1996.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation on this 30th day of September, 1996.


                             By: /s/ Darren O. Bigby
                               ---------------------
                                 Darren O. Bigby



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